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                                                                Exhibit 99(e)(1)

                             DISTRIBUTION AGREEMENT

     AGREEMENT made as of the 1st day of September, 2001, between the funds listed on Schedule A (each, the "Company"), having its principal place of business at 522 Fifth Avenue, New York, NY 10036, and J.P. Morgan Fund Distributors, Inc. ("Distributor"), having its principal place of business at 3435 Stelzer Road, Columbus, OH 43219.

     WHEREAS, the Company is an open-end management investment company, organized as a Massachusetts business trust, a Delaware business trust or a Maryland corporation and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the" 1940 Act"); and

     WHEREAS, Distributor is acting as the distributor of the shares of beneficial interest ("Shares") of each of the investment portfolios of the Company set forth in Schedule A (such portfolios being referred to individually as a "Fund" and collectively as the "Funds").

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, the parties agree as follows:

     1    SERVICES AS DISTRIBUTOR.

          1.1 Distributor will act as agent for the distribution of the Shares covered by the registration statement and prospectus of the Company then in effect under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "registration statement" shall mean Parts A (the prospectus), B (the Statement of Additional Information) and C of each registration statement that is filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "prospectus" shall mean each form of prospectus and Statement of Additional Information used by the Funds for delivery to shareholders and prospective shareholders after the effective dates of the above referenced registration statements, together with any amendments and supplements thereto.

          1.2 Distributor agrees to use best efforts to solicit orders for the sale of the Shares and will undertake such advertising and promotion as it believes reasonable in connection with such solicitation; provided, however, that all sales and marketing materials shall have been approved by the Company. The Company understands that Distributor's affiliates are now and may in the future be the distributor of the shares of several investment companies or series (together, "Investment Companies") including Investment Companies having investment objectives similar to those of the Company. The Company further understands that investors and potential investors in the Company may invest in shares of such other Investment Companies. The Company agrees that Distributor's and/or its affiliates' duties to such Investment Companies shall not be deemed in conflict with their duties to the Company under this paragraph 1.2.

          Except as provided in Section 2 herein, Distributor shall, at its own expense, finance appropriate activities which it deems reasonable, which are primarily intended to result

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in the sale of the Shares, including, but not limited to, advertising, compensation of underwriters, dealers and sales personnel, the printing and mailing of prospectuses to other than current Shareholders, and the printing and mailing of sales literature.

          1.3 In its capacity as distributor of the Shares, all activities of Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all rules and regulations promulgated by the Commission thereunder and all rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934.

          1.4 Distributor will provide one or more persons, during normal business hours, to respond to telephone questions with respect to the Company.

          1.5 Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent and custodian for the Funds.

          1.6 The Company's officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

          1.7 Distributor will act only on its own behalf as principal if it chooses to enter into selling agreements with selected dealers or others.

          1.8 The Company agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as Distributor may designate.

          1.9 The Company shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Funds and the Shares as Distributor may reasonably request; and the Company warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Company shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Company, (b) a monthly itemized list of the securities in the Funds, (c) monthly balance sheets as soon as practicable after the end of each month, and (d) from time to time such additional information regarding the financial condition of the Funds as Distributor may reasonably request.

          1.10 The Company represents to Distributor that, with respect to the Shares, all registration statements and prospectuses filed by the Company with the Commission under the Securities Act have been carefully prepared in conformity with requirements of said Act and rules and regulations of the Commission thereunder. The registration statement and prospectus contain all statements required to be stated therein in conformity with said Act and the rules and regulations of said Commission and all statements of fact contained in any such registration statement and prospectus are true and correct in all material respects. Furthermore, neither any

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registration statement nor any prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares. The Company may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. If the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement. The Company shall, not file any amendment to any registration statement or supplement to any prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any registration statement and/or supplements to any prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

          1.11 The Company may request Distributor to use an electronic processing system over the internet in which electronically transmitted orders are forwarded electronically for processing by a third party known to the Company under circumstances in which Distributor will not review the orders. Under such circumstances, the Company acknowledges and agrees that it will independently determine that the third party is a satisfactory service provider and that Distributor's review will not be necessary. The Company authorizes Distributor and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Shares. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. In the absence of willful misfeasance, bad faith or gross negligence or reckless disregard of obligations or duties hereunder on the part of Distributor or any of its officers, directors or employees, the Company agrees to indemnify, defend and hold Distributor, its several partners and employees, and any person who controls Distributor within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which Distributor, its partners and employees, or any such controlling person, may incur (a) arising out of or based upon the electronic processing of orders over the internet; (b) based on any act or omission in the course of, or connected with, rendering services hereunder; (c) based on any representations made herein by the Company; (d) based on any act or omission of any prior Distributor (in its capacity as Distributor or Sub-Administrator), Administrator or Adviser to the Company, including the registration or failure to register any shares of the Company in accordance with state or federal laws or resulting from or relating to any books or records delivered to the Distributor in connection with its responsibilities under this Agreement and occurring prior to the date of this Agreement; or (e) under the Securities Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus, (ii)

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          This Agreement of indemnity will inure exclusively to Distributor's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Company agrees promptly to notify Distributor of the commencement of any litigation or proceedings against the Company or any of its officers or Directors in connection with the issue and sale of any Shares.

          1.12 Distributor agrees to indemnify, defend and hold the Company, its several officers and Trustees/Directors (hereinafter referred to as "Directors") and any person who controls the Company within the meaning of
Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands, or liabilities and any reasonable counsel fees incurred in connection therewith) which the Company, its officers or Directors or any such controlling person, may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or Directors or such controlling person resulting from such claims or demands, shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by Distributor to the Company and used in the answers to any of the items of the registration statement or in the corresponding statements made in the prospectus, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by Distributor to the Company required to be stated in such answers or necessary to make such information not misleading. Distributor's agreement to indemnify the Company, its officers and Directors, and any such controlling person, as aforesaid, is expressly conditioned upon Distributor being notified of any action brought against the Company, its officers or Directors, or any such controlling person, such notification to be given by letter or telegram addressed to Distributor at its principal office in Columbus, Ohio, and sent to Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing, satisfactory to the Company, if such action is based solely upon such alleged misstatement or omission on Distributor's part, and in any other event the Company, its officers or Directors or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify Distributor of any such action shall not relieve Distributor from any liability which Distributor may have to the Company, its officers or Directors, or to such controlling person by reason of any such untrue or alleged untrue statement, or omission or alleged omission, otherwise than on account of Distributor's indemnity agreement contained in this paragraph 1.12.

          1.13 No Shares shall be offered by either Distributor or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Company if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current prospectus as required by
Section 1O(b)(2) of said Act is not on file with the Commission; provided, however, that nothing contained in this paragraph 1.13 shall in any way restrict or have an application to or bearing

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successor distributor of the shares (the "Successor Distributor") to pay to
Distributor, within ten (10) days prior to the termination of this Agreement, an amount of cash that is sufficient to purchase the initial shares that are held by Distributor

          1.18    The Company and Distributor each represents and warrants that
(a) it has adopted a policy for the safeguarding of non-public personal information pertaining to their respective customers and consumers ("Privacy Policy") and (b) its Privacy Policy will, at all times during the term of this Agreement, be in substantial compliance with all applicable statutes, rules and regulations. The Company and Distributor further represent and warrant that (1) each has delivered a copy of its Privacy Policy to the other party and (2) in the event that its Privacy Policy is amended or restated, it will promptly deliver to the other party a copy of the amended and restated Privacy Policy. The Distributor represents and warrants that, in connection with its provision of services hereunder, it will, at all times during the term of this Agreement, be in substantial compliance with the Company's Privacy Policy, as and to the extent the same may be applicable to it in respect of the Company's shareholders and other consumers.

     2.   RESERVED.

     3.   SALE AND PAYMENT.

     Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution Plan for the Funds. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or at net asset value subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (in the case of Shares that are sold with a front-end sales load or Shares that are sold subject to a contingent deferred sales load), "Front-End Load Shares" or "CDSL Shares" and individually as a "Load Share," a "Front-End Load Share" or a "CDSL Share." A Fund that contains Front-End Load Shares shall hereinafter be referred to collectively as "Load Funds" or "Front-End Load Funds" and individually as a "Load Fund" or a "Front-end Load Fund." A Fund that contains CDSL Shares shall hereinafter be referred to collectively as "Load Funds" or "CDSL Funds" and individually as a "Load Fund" or a "CDSL Fund." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.

          3.1 Distributor shall have the right to purchase Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

          3.2 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, Distributor, Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in Boston or New York clearing house funds equal to the applicable net asset value of

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     7.   CERTAIN MATTERS RELATING TO A MASSACHUSETTS BUSINESS TRUST.

          If the Company is a Massachusetts business trust, a copy of the Declaration of Trust is on file with the Secretary of the State of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Directors of the Company as Directors and not individually, and that the obligations of this instrument are not binding upon any of the Directors or shareholders individually, but are binding only upon the assets and property of the Company, and all persons dealing with any class of shares of the Company must look solely to the Company property belonging to such class for the enforcement of any claims against the Company.

     8.   NOTICES.

          Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Company for notice shall be 1211 Sixth Avenue, New York, NY 10036, attn: David Wezdenko, with a copy to Joseph J. Bertini, Esq., and the address of the Distributor shall be 3435 Stelzer Road, Columbus, OH 43219.

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                                   SCHEDULE A
                          TO THE DISTRIBUTION AGREEMENT


MUTUAL FUND GROUP
JPMorgan Capital Growth Fund
JPMorgan Fleming European Fund
JPMorgan Fleming International Growth Fund
JPMorgan Fleming Japan Fund
JPMorgan Dynamic Small Cap Fund
JPMorgan Growth & Income
JPMorgan Short Term Bond Fund II
JPMorgan Strategic Income Fund
JPMorgan U.S. Treasury Income Fund
JPMorgan Small Cap Equity Fund
JPMorgan Fleming Tax Aware Int'l Opportunities
JPMorgan Fleming Asia Equity Fund
JPMorgan Fleming International Small Cap Equity Fund
JPMorgan Select Growth & Income Fund

FLEMING MUTUAL FUND GROUP, INC.
JPMorgan Mid Cap Value Fund
JPMorgan Small Cap Growth Fund

MUTUAL FUND TRUST
JPMorgan California Tax Free Money Market Fund
JPMorgan Federal Money Market Fund
JPMorgan Tax Free Money Market Fund
JPMorgan New York Tax Free Money Market Fund
JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan Liquid Assets Money Market Fund
JPMorgan Prime Money Market Fund
JPMorgan Treasury Plus Money Market Fund
JPMorgan U.S. Government Money Market Fund

MUTUAL FUND SELECT GROUP
JPMorgan Bond Fund II
JPMorgan Tax Aware Large Cap Value Fund
JPMorgan Tax Aware Large Cap Growth Fund
JPMorgan Select Mid Cap Equity Fund
JPMorgan Select Small Cap Equity Fund
JPMorgan Fleming International Equity Fund

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MUTUAL FUND SELECT TRUST
JPMorgan Intermediate Tax Free Income Fund
JPMorgan New York Intermediate Tax Free Income Fund
JPMorgan New Jersey Tax Free Income Fund
JPMorgan Tax Free Income Fund

MUTUAL FUND VARIABLE ANNUITY TRUST
Asset Allocation Variable Annuity Portfolio
Capital Growth Variable Annuity Portfolio
Growth & Income Variable Annuity Portfolio
International Equity Variable Annuity Portfolio
Money Market Variable Annuity Portfolio
U.S. Government Income Variable Annuity Portfolio

MUTUAL FUND INVESTMENT TRUST
JPMorgan Equity Growth Fund
JPMorgan Equity Income Fund
JPMorgan Mid Cap Growth Fund